As filed with the Securities and Exchange Commission July 14, 2006.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BARRICK GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of organization)	Identification No.)
Suite 3700
161 Bay Street, P.O. Box 212
Toronto, Canada, M5J 2S1
(800) 720-7415
(Address of principal executive offices)
PLACER DOME AMERICA 401(k) SAVINGS PLAN
(Full title of the Plan)

Barrick Goldstrike Mines Inc.
P.O. Box 29, Elko, Nevada 89803
(702) 738-8043
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
Title of Securities To	Amount To Be	Offering Price Per	Aggregate	Amount of
Be Registered (1)	Registered	Share (2)	Offering Price	Registration Fee
Common Shares	650,000	U.S.$30.35	U.S.$19,727,500	U.S.$2,110.85

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of Common Shares stated above, such additional Common Shares that may become issuable as a result of stock splits, stock dividends, recapitalizations or any similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares in accordance with the provisions of the plan described herein. No additional registration fee is included for these shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on The New York Stock Exchange on July 11, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1: Plan Information.*
ITEM 2: Registrant Information and Employee Plan Annual Information.*

*	All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the 1933 Act and the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3: Incorporation of Documents by Reference.
          The following documents that have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by Barrick Gold Corporation (the “Registrant” or “Barrick”) are incorporated by reference in this Registration Statement:
          (a) The Registrant’s Annual Report on Form 40-F (File No. 1-9059) for the fiscal year ended December 31, 2005, and the Placer Dome America 401(k) Savings Plan’s Annual Report on Form 11-K (File No. 1-9059) for the fiscal year ended December 31, 2005;
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 40-F referred to in clause (a) above, including the Registrant’s Reports on Form 6-K (File No. 1-9059) furnished to the Commission on March 31, 2006, April 13, 2006 and May 8, 2006; and
          (c) The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 1-9059) filed with the Commission on February 9, 1987, including any amendment or report for the purpose of updating such description.
          In addition, all documents subsequently filed by the Registrant or the Placer Dome America 401(k) Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. In addition, reports on Form 6-K furnished by the Registrant to the Commission shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are furnished to the Commission.
          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.
Item 4: Description of Securities.
          Not applicable.

Item 5: Interests of Named Experts and Counsel.
          Not applicable.
Item 6: Indemnification of Directors and Officers.
          Under the Business Corporations Act (Ontario), Barrick may indemnify a present or former director or officer or a person who acts or acted at Barrick’s request as a director or officer of another corporation of which Barrick is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of Barrick or such other corporation on condition that (i) the director or officer acted honestly and in good faith with a view to the best interests of Barrick and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Further, Barrick may, with court approval, indemnify a person described above in respect of an action by or on behalf of Barrick to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of Barrick, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils conditions (i) and (ii) above. A director is entitled to indemnification from Barrick as a matter of right if he or she was substantially successful on the merits of his or her defence and fulfils the conditions (i) and (ii) above.
          In accordance with the provisions of the Business Corporations Act (Ontario) described above, the by-laws of Barrick provide that Barrick shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Barrick’s request as a director or officer of a corporation of which Barrick is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Barrick or such other corporation if he or she acted honestly and in good faith with a view to the best interests of Barrick and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 7: Exemption from Registration Claimed.
          Not applicable.

Item 8: Exhibits.
          The following exhibits are filed as part of this Registration Statement:

Exhibit	Description

3.1	Articles of Amalgamation, dated May 9, 2006, of Barrick Gold Corporation (filed herewith).

3.2	By-laws of Barrick Gold Corporation (incorporated by reference to Exhibit 4.2 of the Registration Statement of Barrick Gold Corporation on Form S-8, Registration No. 333-121500, filed December 21, 2004).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Squire & Company, PC (filed herewith)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)
          The Registrant will submit or has submitted the Placer Dome America 401(k) Savings Plan and any amendment thereto (the “Plan”) to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.
Item 9: Undertakings.
          (a) The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 14, 2006.

BARRICK GOLD CORPORATION

By:	/s/ Sybil E. Veenman

	Name:	Sybil E. Veenman
	Title:	Vice President, Assistant General Counsel and Secretary

POWERS OF ATTORNEY
          Each person whose signature appears below constitutes and appoints each of Sybil E. Veenman and Gregory C. Wilkins, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter Munk Peter Munk	Chairman and Director	July 14, 2006

/s/ C. William D. Birchall C. William D. Birchall	Vice Chairman and Director	July 14, 2006

/s/ Gregory C. Wilkins Gregory C. Wilkins	President, Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2006

/s/ Jamie C. Sokalsky Jamie C. Sokalsky	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 14, 2006

/s/ Richard Ball Richard Ball	Vice President and Controller (Principal Accounting Officer)	July 14, 2006

/s/ Howard L. Beck Howard L. Beck	Director	July 14, 2006

Signature	Title	Date

/s/ Donald J. Carty Donald J. Carty	Director	July 14, 2006

/s/ Gustavo Cisneros Gustavo Cisneros	Director	July 14, 2006

/s/ Marshall A. Cohen Marshall A. Cohen	Director	July 14, 2006

/s/ Peter A. Crossgrove Peter A. Crossgrove	Director	July 14, 2006

/s/ John W. Crow John W. Crow	Director	July 14, 2006

/s/ Robert M. Franklin Robert M. Franklin	Director	July 14, 2006

/s/ Peter C. Godsoe Peter C. Godsoe	Director	July 14, 2006

/s/ J. Brett Harvey J. Brett Harvey	Director	July 14, 2006

/s/ Brian Mulroney The Right Honourable	Director	July 14, 2006
Brian Mulroney

/s/ Anthony Munk Anthony Munk	Director	July 14, 2006

/s/ Joseph L. Rotman Joseph L. Rotman	Director	July 14, 2006

/s/ Steven J. Shapiro Steven J. Shapiro	Director	July 14, 2006

AUTHORIZED REPRESENTATIVE
          Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Barrick Gold Corporation in the United States, in the City of Toronto, Province of Ontario, Canada, on July 14, 2006.

BARRICK GOLDSTRIKE MINES INC.

By:	/s/ Sybil E. Veenman

	Name:	Sybil E. Veenman
	Title:	Secretary

SIGNATURES
          Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 14, 2006.

PLACER DOME AMERICA 401(K) SAVINGS PLAN

By:	/s/ Marsha Turner

	Name:	Marsha Turner
	Title:	Secretary, Barrick U.S. Subsidiaries Benefits Committee

Exhibit Index

Exhibit
Number	Description

3.1	Articles of Amalgamation, dated May 9, 2006, of Barrick Gold Corporation (filed herewith).

3.2	By-laws of Barrick Gold Corporation (incorporated by reference to Exhibit 4.2 of the Registration Statement of Barrick Gold Corporation on Form S-8, Registration No. 333-121500, filed December 21, 2004).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Squire & Company, PC (filed herewith)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)